                               OPTION AGREEMENT
                          FOR AN OPTION GRANTED UNDER
                    THE SAFETY-KLEEN 1993 STOCK OPTION PLAN



     1. BASIC TERMS. The Company grants to (the "original grantee") a stock option (the "Stock Option") under its 1993 Option Plan having the following basic terms:

     Number of Shares Originally Subject to this Option:             shares

     Exercise Price:          per share

     Grant Date:

     Specified Expiration Date:


     2. VESTING. The Stock Option is subject to vesting restrictions such that (except as otherwise permitted in or pursuant to the 1993 Option Plan): no shares may be purchased prior to the first anniversary of the Grant Date; not more than 25% of the shares subject to the Option may be purchased prior to the second anniversary of the Grant Date; not more than 50% of the shares subject to the Option may be purchased prior to the third anniversary of the Grant Date; and not more than 75% of the shares subject to the Option may be purchased prior to the fourth anniversary of the Grant Date. All shares subject to the Stock Option shall be fully vested on and after the fourth anniversary of the Grant Date, and accordingly, this paragraph 2 does not impose any limit on the number of shares subject to the Stock Option which may be purchased on or after the fourth anniversary of the Grant Date.

     3. INCORPORATION OF PLAN TERMS. The Stock Option evidenced by this Agreement has been granted under the Safety-Kleen 1993 Stock Option Plan as amended and restated as of November 12, 1993 (and the term "1993 Option Plan" as used in this Agreement means that Plan as so amended and restated). The terms of the 1993 Option Plan are incorporated in this Agreement by reference and shall govern and control the Stock Option evidenced by this Agreement. The
Stock Option evidenced by this Agreement is intended to be a nonqualified option and does not constitute an incentive stock option. Every term which is given a particular meaning in the 1993 Option Plan has the same meaning whenever it is used in this Agreement as the meaning it is given in the Plan.
No change in the 1993 Option Plan made after the granting date of the Stock Option shall inure to the benefit of the original grantee of the Stock Option unless such amendment shall expressly so provide. The original grantee acknowledges that the original grantee has been provided with a copy of the 1993 Option Plan, understands that provisions in the Plan limit the rights of the option holder, and has studied the Plan sufficiently to understand all provisions of the Plan.

     The Company and the original grantee have executed this agreement at the place provided immediately below to evidence their intention to be bound by all terms in this Agreement and in the 1993 Option Plan applicable to the Stock Option evidenced by this Agreement.


                                       Safety-Kleen Corp.


                                       By: _________________________________



                                       Original Grantee:


                                       _____________________________________




                                  EXHIBIT 4.4

                               OPTION AGREEMENT
                     FOR AN OPTION AND LSAR GRANTED UNDER
                    THE SAFETY-KLEEN 1993 STOCK OPTION PLAN



     1. BASIC TERMS. The Company hereby grants to (the "original grantee") a stock option (the "Stock Option") under its 1993 Option Plan having the following basic terms:

     Number of Shares Originally Subject to this Option:             shares

     Exercise Price:          per share

     Grant Date:

     Specified Expiration Date:

The Committee hereby also grants to the original grantee a tandem Limited Stock Appreciation Right having the same terms as prescribed immediately above for the Stock Option and other terms and conditions prescribed by the 1993 Option Plan.

     2. VESTING. The Stock Option is subject to vesting restrictions such that (except as otherwise permitted in or pursuant to the 1993 Option Plan): no shares may be purchased prior to the first anniversary of the Grant Date; not more than 25% of the shares subject to the Option may be purchased prior to the second anniversary of the Grant Date; not more than 50% of the shares subject to the Option may be purchased prior to the third anniversary of the Grant Date; and not more than 75% of the shares subject to the Option may be purchased prior to the fourth anniversary of the Grant Date. All shares subject to the Stock Option shall be fully vested on and after the fourth anniversary of the Grant Date, and accordingly, this paragraph 2 does not impose any limit on the number of shares subject to the Stock Option which may be purchased on or after the fourth anniversary of the Grant Date.

     3. INCORPORATION OF PLAN TERMS. The Stock Option and Limited Stock Appreciation Right evidenced by this Agreement has been granted under the Safety-Kleen 1993 Stock Option Plan as amended and restated as of November 12, 1993 (and the term "1993 Option Plan" as used in this Agreement means that Plan as so amended and restated). The terms of the 1993 Option
Plan are incorporated into this agreement by reference and shall govern and control the Stock Option and LSAR evidenced by this Agreement.
The Stock Option evidenced by this Agreement is intended to be a non-qualified option and does not constitute an incentive stock option. Every term which is given a particular meaning in the 1993 Option Plan has the same meaning whenever it is used in this Agreement as the meaning it is given in the Plan. No change in the 1993 Option Plan made after the granting date of the Stock Option shall inure to the benefit of the original grantee of the Stock Option or the related LSAR unless such amendment shall expressly so provide. The original grantee acknowledges that the original grantee has been provided with a copy of the 1993 Option Plan, understands that provisions in the Plan limit the rights of the option holder, and has studied the Plan sufficiently to understand all provisions of the Plan.

     The Company and the original grantee have executed this Agreement at the place provided immediately below to evidence their intention to be bound by all terms in this Agreement and in the 1993 Option Plan applicable to the Stock Option and LSAR evidenced by this Agreement.


                                       Safety-Kleen Corp.


                                       By _________________________________



                                       Original Grantee:


                                       ____________________________________